UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Princeton, New Jersey 08540
(Address of principal executive office)(Zip Code)

(609) 514-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Rockwood Holdings, Inc. (the “Company”) held on May 21, 2013, the Company’s stockholders (“Stockholders”) voted on the following proposals, the final voting results of which are described below:

(i)   The board of directors of the Company (the “Board of Directors”) nominated the following individuals to stand for election, and each nominee was elected by a plurality of the votes cast by shares entitled to vote in the election of directors at the meeting. Such directors shall serve until the 2016 annual meeting of Stockholders and until their successors are duly elected and qualified.

Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Seifi Ghasemi	64,380,730	1,383,521	4,193,968
Sheldon Erikson	65,189,576	574,675	4,193,968

(ii)   The audit committee of the Board of Directors appointed the accounting firm Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and submitted such appointment for ratification by the Stockholders. The Stockholders ratified, by a majority of the shares present in person or represented and entitled to vote on the matter, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Number of Broker Non-Votes
69,603,536	343,257	11,426	0

(iii)   The stockholder proposal providing that the Board of Directors initiate the appropriate process to amend the Company’s Articles of Incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with the current plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats, was approved.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Number of Broker Non-Votes
49,354,428	16,232,461	177,358	4,193,972

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

	By:	/s/ Michael W. Valente
		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: May 23, 2013